EXHIBIT 10.25

MISSISSIPPI BUSINESS FINANCE CORPORATION

to
U.S. BANK NATIONAL ASSOCIATION
(successor to Deutsche Bank National Trust Company),

as Trustee

THIRD SUPPLEMENTAL TRUST INDENTURE

Dated effective as of December 1, 2016

Relating to:

Mississippi Business Finance Corporation
Taxable Industrial Development Revenue Bonds, Series 2013
(Helen of Troy Olive Branch, MS Project)

THIRD SUPPLEMENTAL TRUST INDENTURE dated as of December 7, 2016 but effective as of December 1, 2016 (the “Supplemental Indenture”) between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION (successor to Deutsche Bank National Trust Company), Olive Branch, Mississippi, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”), evidencing the agreement of the parties hereto.

RECITALS

WHEREAS, the Issuer and the Trustee are parties to that certain Trust Indenture dated as of March 1, 2013, as supplemented by that certain First Supplemental Trust Indenture, dated as of March 1, 2014, and that certain Second Supplemental Trust Indenture dated as of February 18, 2015 but effective as of February 1, 2015 (said Trust Indenture, as supplemented, the “Indenture”) relating to the issuance of the $38,000,000 maximum aggregate principal amount of Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 2013 (Helen of Troy Olive Branch, MS Project), dated as of March 20, 2013 (the “Bonds”);

WHEREAS, each of the Issuer and the Trustee have been directed by Kaz USA, Inc., a Massachusetts corporation (the “Company”), and Bank of America, N.A. (the “Purchaser”) to amend the Indenture pursuant to this Supplemental Indenture as provided herein;

WHEREAS, in furtherance of the foregoing, each of the Issuer and the Trustee have agreed to amend the applicable provisions of the Indenture to the extent specified below upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements hereinafter contained, the parties hereto agree as follows:

Section 1.Definitions.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

Section 2.Amendment to the Indenture.  The definition of “Base Rate” set forth in Section 1.1 of the Indenture is hereby amended to read as follows:

“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Indenture.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in the Federal Funds Rate, the prime rate or the rate for such Eurocurrency Rate Loans shall be effective

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from and including the effective date of such change in the Federal Funds Rate, the prime rate or such Eurodollar Rate.

Section 3.Ratification.  Except as expressly amended hereby, all of the provisions of the Indenture shall remain unaltered and in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by the Issuer and the Trustee.  Any holder of the Bonds, and all successive transferees of the Bonds, by accepting such Bond, are deemed to have agreed to the terms of this Supplemental Indenture.

Section 4.Severability.  In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 5.Execution in Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 6.  Applicable Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Mississippi.

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IN WITNESS WHEREOF, the Mississippi Business Finance Corporation has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, and U.S. Bank National Association (successor to Deutsche Bank National Trust Company), as Trustee, has caused these presents to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

MISSISSIPPI BUSINESS FINANCE

[SEAL]CORPORATION

By:  /s/ E. F. Mitcham

Executive Director

Attest:

Secretary

/s/ Larry Mobley

U.S. BANK NATIONAL ASSOCIATION

(successor to Deutsche Bank National

Trust Company), as Trustee

By:  /s/ Gail Wilson

Title: Vice President

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Consented to:

BORROWER:

KAZ USA, INC.

By:/s/ Brian L. Grass

Title:CFO

BONDHOLDER:

BANK OF AMERICA, N.A.

By:/s/ Adam Rose

Title:SVP

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